Exhibit 23.1

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post Effective Amendment No. 1 to Registration Statement No. 33-94914 on Form S-8, Registration No. 333-30237 on Form S-8, Registration No. 333-122627 on Form S-8, Registration No. 333-138971 on Form S-8, Registration No. 333-33535 on Form S-3, Registration No. 333-26539 on Form S-3 and Registration No. 333-11507 on Form S-3 of Hirsch International, Corp, Inc. of our report dated October 20, 2008, relating to the financial statements of US Graphic Arts, Inc. for the year ended December 31, 2007 which appear in this Form 8K/A.

/s/ BDO Seidman, LLP

Phoenix, AZ

October 20, 2008